THORNBURG INVESTMENT TRUST 485BPOS

Exhibit 99.(h)(19)

FIFTH AMENDMENT TO FUND ACCOUNTING AND SUPPORT SERVICES AGREEMENT

This Fifth Amendment, dated as of March 3, 2026 (the “Amendment”), to that certain Fund Accounting and Support Services Agreement, dated as of April 12, 2018 and effective as of January 1, 2018, as amended (the “Agreement”), is entered into by and between State Street Bank and Trust Company, a Massachusetts trust company (“State Street”), and each Fund listed on Schedule A attached hereto, as amended (each, a “Fund” and, together with State Street, the “Parties”). Capitalized terms used in this Amendment without definition shall have the respective meanings ascribed to such terms in the Agreement.

WHEREAS, certain series of Thornburg Investment Trust (the “Investment Trust”) intend to offer a class of exchange-traded shares that operate as an exchange-traded fund;

WHEREAS, the Parties wish to amend the Agreement as set forth below.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree to amend the Agreement, pursuant to the terms thereof, as follows:

1.	Schedule A to the Agreement is hereby deleted in its entirety and amended and restated as set forth on Exhibit A attached hereto.

2.	Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect. This Amendment is incorporated in its entirety into the Agreement, and this Amendment and said Agreement shall be read and interpreted together as the Agreement.

3.	This Amendment shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts, without regard to its conflicts of laws provisions.

4.	This Amendment may be executed in separate counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

5.	State Street acknowledges that each Fund’s Agreement and Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts and that the Agreement is executed or made by or on behalf of each Fund by an officer as an officer and not individually. State Street further acknowledges that the obligations of each Portfolio under this Amendment and the Agreement are not binding upon any Trustee, officer or shareholder of a Portfolio individually but are binding only upon the assets and property of the applicable Portfolio and that the rights and any liabilities and obligations of any one Portfolio are separate and distinct from those of any other Portfolio.

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be executed in its name and on its behalf by a duly authorized officer as of the date set forth above.

THORNBURG INVESTMENT TRUST

By:	/s/Curtis Holloway

Name: Curtis Holloway

Title: CFO & Treasurer

THORNBURG ETF TRUST

By:	/s/Curtis Holloway

Name: Curtis Holloway

Title: CFO & Treasurer

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrea E. Sharp

Name: Andrea E. Sharp

Title: Managing Director

Exhibit A

FUND ACCOUNTING AND SUPPORT SERVICES AGREEMENT

SCHEDULE A

Listing of Portfolios

Thornburg Investment Trust

Thornburg American Opportunities Fund

ETF Class Shares*

Thornburg Better World International Fund

Thornburg California Limited Term Municipal Fund

Thornburg Capital Management Fund

Thornburg Core Plus Bond Fund

Thornburg Developing World Fund

Thornburg Emerging Markets Managed Account Fund

Thornburg Focus Growth Fund

ETF Class Shares*

Thornburg Global Opportunities Fund

Thornburg Intermediate Municipal Fund

Thornburg International Equity

Thornburg International Growth Fund

Thornburg Investment Income Builder Fund

Thornburg Limited Income Fund

Thornburg Limited Term Municipal Fund

Thornburg Limited Term U.S. Government Fund

Thornburg Ultra Short Income Fund

Thornburg Short Duration Municipal Fund

Thornburg Municipal Managed Account Fund

Thornburg New Mexico Intermediate Municipal Fund

Thornburg New York Intermediate Municipal Fund

Thornburg Strategic Income Fund

Thornburg Strategic Municipal Income Fund

Thornburg Summit Fund

* = ETF Portfolio

Thornburg ETF Trust

Thornburg Core Plus Bond ETF

Thornburg Multi Sector Bond ETF

Thornburg International Equity ETF

Thornburg International Growth ETF

A-1